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                                                                     EXHIBIT 3.2



                                     BYLAWS

                                       OF

                            GOTHIC ENERGY CORPORATION
                     (FORMERLY CHESAPEAKE MERGER 2000 CORP.)

                            (AN OKLAHOMA CORPORATION)



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                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
ARTICLE 1 - NAME............................................................................................     5
ARTICLE 2 - OFFICE..........................................................................................     5
     2.1  Principal Office..................................................................................     5
     2.2  Other Offices.....................................................................................     5
ARTICLE 3 - SEAL............................................................................................     5
ARTICLE 4 - SHAREHOLDER MEETINGS............................................................................     5
     4.1      Meeting Place.................................................................................     5
     4.2      Annual Meetings...............................................................................     5
     4.3      Special Meetings..............................................................................     6
     4.4      Notice of Meeting.............................................................................     6
     4.5      Quorum........................................................................................     6
     4.6      Voting........................................................................................     6
     4.7      Vote Required.................................................................................     6
     4.8      Proxies.......................................................................................     7
     4.9      Officers of Shareholder Meetings..............................................................     7
     4.10     Shareholder List..............................................................................     7
     4.11     Order of Business.............................................................................     8
     4.12     Approval of Action Taken......................................................................     8
     4.13     Consent to Action.............................................................................     8
ARTICLE 5 - DIRECTORS.......................................................................................     8
     5.1      Authority.....................................................................................     8
     5.2      Number; Term of Office........................................................................     8
     5.3      Qualification.................................................................................     9
     5.4      Vacancies or Newly Created Directorships......................................................     9
     5.5      Removal.......................................................................................     9
     5.6      Resignation...................................................................................     9
     5.7      Declared Vacancies............................................................................     9
     5.8      Compensation of Directors.....................................................................     9
     5.9      Place of Meetings.............................................................................     9
     5.10     Regular Meetings..............................................................................     9
     5.11     Special Meetings..............................................................................     9
     5.12     Notice of Meetings............................................................................    10
     5.13     Memorandum of Action..........................................................................    10
     5.14     Quorum........................................................................................    10
     5.15     Telephonic Conferences........................................................................    10
     5.16     Election of Officers..........................................................................    10
     5.17     Order of Business.............................................................................    10
ARTICLE 6 - EXECUTIVE COMMITTEE.............................................................................    10
     6.1      Election......................................................................................    10
     6.2      Duties........................................................................................    11
     6.3      Meetings......................................................................................    11
     6.4      Quorum; Voting................................................................................    11
     6.5      Waiver of Notice..............................................................................    11


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
     6.6      Removal.......................................................................................    11
     6.7      Vacancies.....................................................................................    11
     6.8      Action Without Meeting........................................................................    11
     6.9      Telephonic Conferences........................................................................    11
ARTICLE 7 - COMMITTEES OF DIRECTORS.........................................................................    12
     7.1      Designation...................................................................................    12
     7.2      Procedural Rules..............................................................................    12
ARTICLE 8 - OFFICERS........................................................................................    12
     8.1      Enumeration; Election; Qualification..........................................................    12
     8.2      Term of Office; Removal.......................................................................    12
     8.3      Vacancies.....................................................................................    12
     8.4      President.....................................................................................    12
     8.5      Vice President................................................................................    12
     8.6      Secretary; Assistant Secretary................................................................    13
     8.7      Treasurer; Assistant Treasurer................................................................    13
     8.8      Delegation of Duties..........................................................................    13
ARTICLE 9 - SHARE CERTIFICATES..............................................................................    13
     9.1      Certificates..................................................................................    13
     9.2      Transfer......................................................................................    13
     9.3      Fixing Record Date............................................................................    14
     9.4      Registered Shareholders.......................................................................    14
     9.5      Lost Certificates.............................................................................    14
     9.6      Inspection of Books...........................................................................    14
     9.7      Treasury Shares...............................................................................    14
ARTICLE 10 - FISCAL YEAR....................................................................................    14
ARTICLE 11 - EXECUTION OF INSTRUMENTS.......................................................................    15
     11.1     Contracts.....................................................................................    15
     11.2     Checks; Drafts................................................................................    15
     11.3     Deposits; Bank Accounts.......................................................................    15
     11.4     Loans.........................................................................................    15
     11.5     Securities....................................................................................    15
ARTICLE 12 - DIVIDENDS......................................................................................    15
     12.1     Declaration...................................................................................    15
     12.2     Reserve Fund..................................................................................    15
ARTICLE 13 - NOTICES........................................................................................    16
     13.1     Form of Notices...............................................................................    16
     13.2     Waiver of Notice..............................................................................    16
ARTICLE 14 - AMENDMENTS.....................................................................................    16
ARTICLE 15 - INDEMNIFICATION................................................................................    16
     15.1     Third Party Actions...........................................................................    16
     15.2     Actions by Corporation........................................................................    16
     15.3     Indemnification for Expenses..................................................................    17
     15.4     Authorization of Indemnification..............................................................    17
     15.5     Advance Indemnification.......................................................................    17
     15.6     Indemnification not Exclusive Right...........................................................    17
     15.7     Nonexclusive Indemnification..................................................................    18


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
     15.8     Insurance.....................................................................................    18
     15.9     Constituent Corporation.......................................................................    18
     15.10    Continuation..................................................................................    18


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                                     BYLAWS
                            GOTHIC ENERGY CORPORATION
                            (AN OKLAHOMA CORPORATION)
                Adopted Pursuant to the Certificate of Merger of
                        Chesapeake Merger 2000 Corp. into
                           Gothic Energy Corporation,
         filed with the Oklahoma Secretary of State on January 16, 2001
                            (AN OKLAHOMA CORPORATION)

                                ARTICLE 1 - NAME

         The name of the corporation is Chesapeake Merger 2000 Corp. (the "Corporation").

                               ARTICLE 2 - OFFICE

2.1 Principal Office. The principal office of the Corporation will be at 6100 North Western, Oklahoma City, Oklahoma 73118, until otherwise established by the Corporation's Board of Directors (the "Board").

2.2 Other Offices. The Corporation may also have offices in such other places as the Board in its discretion may from time to time determine.

                                ARTICLE 3 - SEAL

         The corporate seal will have inscribed thereon the name of the Corporation and the words "Corporate Seal, Oklahoma."

                        ARTICLE 4 - SHAREHOLDER MEETINGS

4.1 Meeting Place . Meetings of the shareholders will be held at the principal office of the Corporation or at such other place, either within or without the State of Oklahoma as is determined from time to time by the Board.

4.2 Annual Meetings. An annual meeting of shareholders will be held on the first Tuesday of the fourth month after the fiscal year end, provided that any such meeting may be held at any other time designated by the Board or by the majority of the shareholders entitled to vote at such meeting. At such annual meeting, directors will be elected, reports of affairs of the Corporation will be considered and any other business may be transacted which is within the powers of the shareholders to transact and which may be properly brought before the meeting. A failure to hold the annual meeting at the designated time or to elect a sufficient number of directors to conduct the business of the Corporation will not effect otherwise valid corporate acts, cause a forfeiture of the Corporation or cause a dissolution of the Corporation, except as may be otherwise specifically provided by law. If the annual meeting for election of directors is not held



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on the date designated therefore, the directors will cause the meeting to be held as soon thereafter as convenient.

4.3 Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, a special meeting of the shareholders, for any purpose or purposes, may be called by (a) the president, (b) in the president's absence or disability, by a vice president, (c) the secretary, or (d) at the request in writing of (i) a majority of the Board or (ii) the shareholders holding a majority of the issued and outstanding voting stock of the Corporation. Any such request must state the purpose or purposes of the proposed meeting. If notice of such meeting is not given to the shareholders within seven
(7) days after the receipt of a valid request for a special meeting of shareholders, such person or persons making such request may fix the time of such special meeting and give notice thereof in the same manner as hereinafter provided.

4.4 Notice of Meeting. Subject to the provisions of Section hereof, a written notice of each meeting of the shareholders stating the date, hour and place and in case of special meetings the purpose thereof, will be mailed postage prepaid to each shareholder entitled to vote at such meeting at the address in the books of the Corporation. Such notice will be provided at least ten (10) days but not more than sixty (60) days before the date of each meeting.

4.5 Quorum and Adjournment. A majority of the issued and outstanding shares entitled to vote on any matter (exclusive of treasury shares, if any) will constitute a quorum at a meeting of shareholders for the purpose of considering such matters. In the absence of a quorum, those shareholders entitled to vote, present in person or represented by proxy, may adjourn the meeting from time to time until a quorum is obtained, but until a quorum is obtained, no other business may be transacted. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present or represented, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting.

4.6 Voting. At each meeting of shareholders, every shareholder will be entitled to vote in person or by proxy and, unless modified by a cumulative voting provision contained in the Corporation's Certificate of Incorporation, will have one (1) vote for each share standing registered in the shareholder's name at the closing of the transfer books for such meeting, or the record date fixed for such meeting by the Board, as the case may be, or standing registered in the shareholder's name at the time of such meeting if neither a date for the closing of the transfer books nor a record date for such meeting has been fixed by the Board. The voting at all meetings of shareholders may be oral, but any qualified voter may demand a vote by written ballot, whereupon such vote will be taken by written ballot stating the name of the shareholder, the number of shares voted and, if such ballot be cast by proxy, the name of such proxy.

4.7 Vote Required. Except as provided by law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to



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vote on the subject matter will decide any question brought before such meeting.
Directors of the Corporation will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

4.8 Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy will be voted or acted upon after three (3) years from which date unless the proxy provides for a longer period. In no event, will a proxy by appointed for a period of over seven (7) years. The appointment of a proxy will be in writing signed by the shareholder but will require no other attestation. Each proxy statement will be filed with the secretary of the Corporation at or before the meeting. If any shareholder appoints two (2) or more persons to act as proxies and if the instrument does not otherwise provide, a majority of such persons present at the meeting (or if only one is present, then that one) may exercise all of the powers conferred by such instrument on all of the persons so appointed, and if such proxies are equally divided as to the right and manner of voting in any particular case, the vote will be divided among the proxies. Any person holding shares in a representative or fiduciary capacity which that person may represent in person may represent the same by proxy and confer general or discretionary power on such proxy. The duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. The authority of a proxy not coupled with an interest may be terminated at will. The termination of a proxy's authority by act of the shareholder will, subject to the time limitations herein set forth, be ineffective until written notice of the termination has been given to the secretary of the Corporation. Unless otherwise provided therein, an appointment filed with the secretary will have the effect of revoking all proxy appointments of prior date. A proxy's authority will not be revoked by the death or incapacity of the shareholder, unless before the vote is cast or the authority is exercised written notice of such death or incapacity is given to the secretary of the Corporation.

4.9 Officers of Shareholder Meetings. The president, if present, will preside at all meetings of shareholders. In the president's absence, the next officer, in due order, who may be present, will preside. In the absence of any such officer, a chairman chosen by a majority vote of the shareholders present in person or represented by proxy and entitled to vote at the meeting will preside and act as chairman of the meeting. The secretary or, in his absence an assistant secretary or, in the absence of the secretary and all assistant secretaries, a person appointed by the chairman of such meeting will act as secretary of such meeting and will keep a true and correct record of the proceedings of such meeting.

4.10 Shareholder List. The secretary of the Corporation will prepare and make, at least ten (10) days before every shareholders meeting, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered to the name of each shareholder. Such list will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list will also be produced and kept open at the time and place of the meeting during the whole time thereof, and



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maybe inspected by any shareholder who is present. In lieu of making and producing such list, the Corporation may make the information therein available by any other means permitted by law. The stock ledger will be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this Section 4.10, the books of the Corporation, or to vote in person or by proxy at any meeting of the shareholders.

4.11 Order of Business. The order of business at the annual meeting, and so far as practicable at all other meetings of the shareholders, will be as follows: (1) calling meeting to order; (2) calling of roll and checking proxies;
(3) proof of notice of meetings; (4) reading of any unapproved minutes; (5) reports of officers; (6) reports of committees; (7) election of directors and establishment of fees, if any, therefor; (8) unfinished business; (9) new business; and (10) adjournment.

4.12 Approval of Action Taken. Any transactions of the shareholders at any meeting, regardless of how call was made or notice given, will be valid as though transacted at a meeting duly held by regular call and notice if a quorum is present and if before or after the meeting each of the shareholders entitled to vote and not present in person or by proxy signs a written waiver of notice. All such waivers of notice will be filed with the secretary and made a part of the records of the meeting.

4.13 Consent to Action. Any action, which under any provision of the laws of the State of Oklahoma, the provisions of the Certificate of Incorporation or these Bylaws might be taken at either an annual or special meeting of the shareholders, may be taken without a meeting without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the shareholders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted, and such consent will be filed with the secretary and made a part of the corporate records. Every written consent will bear the date of signature of each shareholder who signs the consent and no written consent will be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the secretary, written consent signed by a sufficient number of holders to take action or delivered to the secretary of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent will be given to those shareholders who have not consented in writing.

                              ARTICLE 5 - DIRECTORS

5.1 Authority. The Board will have charge of the property, interests, business, transactions and affairs of the Corporation with full power and authority to manage, control and conduct the same. In addition to the powers and authorities expressly conferred on the Board by these Bylaws, the Board may exercise all powers and take such actions as are not by statute, the Certificate of Incorporation or these Bylaws required to be exercised by the shareholders.

5.2 Number; Term of Office. The Board will consist of not less than one (1) director. The shareholders at any annual meeting and at any special meeting called for such purpose may determine the number of directors which will constitute the Board, and the number so



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determined will remain fixed until changed at a subsequent meeting. The directors, except for any initial director who was named in the Certificate of Incorporation of the Corporation, will be selected at the annual shareholders meeting and will serve for one (1) year or until a successor is elected and qualified (even though necessitating a term in excess of one (1) year); or until the earliest of his death, resignation or removal.

5.3    Qualification. A director need not be a shareholder of the Corporation.

5.4 Vacancies or Newly Created Directorships. Any vacancy or newly created directorship resulting from any increase in the authorized number of directorships occurring in the Board may be filled by a majority of the remaining directors or by a sole remaining director, and each person so elected will serve as a director until removed or until a successor is elected by the shareholders.

5.5 Removal. The entire Board or any director may be removed from office with or without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at any annual or special meeting of shareholders.

5.6 Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the president or secretary of the Corporation. Such resignation will take effect at the date of receipt with such notice by the president or secretary, or at any later times specified therein. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

5.7 Declared Vacancies. The Board will declare vacant the office of a director if the director is declared of unsound mind by an order of court, convicted of a felony, fails to accept such office in writing within thirty (30) days after the director's election or habitually fails to attend meetings of the Board.

5.8 Compensation of Directors. Directors will receive such fees for their services as are determined from time to time by the Board. No director will be precluded from serving the Corporation in any other capacity and receiving compensation therefor.

5.9 Place of Meetings. Board meetings may be held at such places, within or without the State of Oklahoma, as the Board may from time to time determine or as may be specified in the notice of any meeting.

5.10 Regular Meetings. An annual meeting of the Board for the purpose of electing officers of the Corporation and the transaction of any other business coming before such meeting will be held each year immediately following the annual election of directors and no notice of such meeting will be necessary. Other regular meetings of the Board may be held without notice at such time as is from time to time determined by the Board.

5.11 Special Meetings. Special meetings of the Board may be held at any time on the written call of the majority of the Board, the president or, if the president is absent or unable to act, by



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any other officer in order of seniority. Such meetings may also be held at any time without call or notice on the unanimous consent of the directors.

5.12 Notice of Meetings. The secretary of the Corporation will serve written notice to each director of all regular or special meetings, except the annual meeting immediately following the annual shareholders' meeting. Such notice will be served by mail, telegram, telefacsimile or personally not less than seven (7) days before any meeting, giving the time, place, and in case of special meetings, the purpose thereof, and no business will be considered at any special meeting other than the purpose stated in such notice. Any director may, in writing, either before or after the meeting waive notice thereof, and without notice, any director by attendance at any meeting will be deemed to have waived such notice.

5.13 Memorandum of Action. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee thereof consent to such action in writing, and such written consent is filed with the minutes of the Board or the committee.

5.14 Quorum. At all meetings of the Board, a quorum will consist of a majority of the number of directors in office. The acts of a majority of the directors present at a meeting at which a quorum is present will be the acts of the Board. A minority of the Board present at any regular or special meeting may, in the absence of a quorum, adjourn to a later date, but may not transact any other business until a quorum has been secured. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting adjourned.

5.15 Telephonic Conferences. Directors may participate in a meeting of the Board by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5.15 will constitute presence in person at such meeting.

5.16 Election of Officers. At the annual meeting of the Board, the Board will elect a president, a secretary, a treasurer and such vice presidents and additional officers of the Corporation as the Board, from time to time, determines, to serve for the ensuing year or until the election of their respective successors. The Board will fix the compensation of all officers of the Corporation.

5.17 Order of Business. The order of business at the annual meetings and so far as practical at all other meetings of the Board will be as follows: (l) calling meeting to order; (2) proof of notice of meeting; (3) reading of any unapproved minutes; (4) reports of officers and directors; (5) reports of committees; (6) election of officers; (7) unfinished business; (8) new business; and (9) adjournment.

                         ARTICLE 6 - EXECUTIVE COMMITTEE

6.1 Election. The Board may designate, by resolution adopted by a majority of the whole Board, an Executive Committee composed of one or more directors and such alternate members



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as the Board desires. In the absence or disqualification of any Executive
Committee member, the other member or members present and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting of the Executive Committee in the place of the absent or disqualified member.

6.2 Duties. To the extent provided in the resolution establishing the Executive Committee, the Executive Committee will have all of the powers of the Board in the interim between meetings of the Board except as may be prohibited by the Oklahoma General Corporation Act, more specifically 18 Okla. Stat.
Section 1027 (1991). The Executive Committee will keep minutes of its proceedings which will be reported to the directors as and when required.

6.3 Meetings. The Executive Committee will meet at such times as may be fixed by its chairman or on the call of the president. Notice of each meeting will be given to each member of the Executive Committee in the manner provided for notice of special meetings of the Board.

6.4 Quorum; Voting. A majority of the members of the Executive Committee will constitute a quorum. The act of the majority of the members of the Executive Committee present at a meeting at which a quorum is present will be the act of the Executive Committee. At all meetings of the Executive Committee, each member present will have one (l) vote which will be cast in person.

6.5 Waiver of Notice. Any actions taken at any meeting of the Executive Committee will be as valid as though taken at a meeting duly held after regular call and notice, with a quorum present, if either before or after the meeting, each of the members of the Executive Committee not present signs a written waiver of notice.

6.6 Removal. The entire Executive Committee or any member thereof may be removed with or without cause by a vote of the Board.

6.7 Vacancies. Except as provided in Section 6.1, the Board will fill all vacancies in the Executive Committee.

6.8 Action Without Meeting. Any action which might be taken at a meeting of the Executive Committee may be taken without a meeting if a written consent thereof is signed by all members of the Executive Committee and filed with the minutes of the Executive Committee.

6.9 Telephonic Conferences. Members of the Executive Committee may participate in a meeting of the Executive Committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 6.9 will constitute presence in person at such meeting.



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                       ARTICLE 7 - COMMITTEES OF DIRECTORS

7.1 Designation. The Board may designate one or more committees (in addition to the Executive Committee provided for in Article hereof), to exercise the powers of the Board and to perform such actions as the Board might determine from time to time.

7.2 Procedural Rules. Each committee will be subject to the limitations set forth in Article hereof and limitations imposed by the Board in the designation creating such committee, and such committee will comply with the procedural rules applicable to the Executive Committee.

                              ARTICLE 8 - OFFICERS

8.1 Enumeration; Election. The officers of the Corporation will be elected by the Board and will be a president, one or more vice presidents, secretary, treasurer, and such assistant secretaries and assistant treasurers as the Board, in its discretion, determines. Any number of offices may be held by the same person. The Board may delegate to the president, any vice president, the secretary and the treasurer the power to appoint or remove any subordinate officers, agents or employees.

8.2 Term of Office; Removal. The officers of the Corporation will hold office until their successors are elected and qualify or until the earliest of his death, resignation, or removal. Any officer elected by the Board may be removed at any time with or without cause by the Board, or except in the case of any officer elected by the Board, by any officer upon whom the powers of removal may be conferred by the Board.

8.3 Vacancies. If any office becomes vacant for any reason, the vacancy may be filled by the Board.

8.4 President. The president will: (a) exercise the duties of supervision and management of the business of the Corporation; (b) preside at all meetings of the shareholders and directors; (c) sign such contracts and other instruments as may be required in the ordinary course of the Corporation's business; (d) sign the minutes of all shareholders' and directors' meetings over which the president presided; (e) execute notes, mortgages and other contracts requiring the seal of the Corporation; (f) at the annual meeting of shareholders, submit a report of the operations of the Corporation's affairs; (g) report to the Board from time to time all matters coming to the president's attention which should be brought to the attention of the Board; (h) be an ex officio member of all standing committees; and (i) have such usual powers of supervision and management as may pertain to the office of the president. In addition, the president will perform, under the direction and subject to the control of the Board, all other duties as are incidental to the office of president and as may be prescribed by the Board from time to time.

8.5 Vice President. In the absence, failure or refusal of the president to act, the vice president will perform all usual and customary duties which would otherwise be performed by the president (but not any unusual or extraordinary duties or powers conferred by the Board on the president) and will perform such other duties and have such other powers as the Board may from time to time prescribe.



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8.6    Secretary; Assistant Secretary. The secretary will: (a) attend all meetings of the Board and shareholders and record all votes and minutes of such proceedings; (b) issue calls for meetings of shareholders and directors; (c) notify all officers and directors of their election; (d) keep the seal of the Corporation and affix the same to such instruments as might be required; (e) keep the stock transfer books and other Corporation books and records; transfer stock certificates as required by the transactions of the Corporation and its shareholders; (f) attest the Corporation's execution of instruments when requested; (g) make such reports to the Board as are requested; (h) prepare such reports as are required by the laws of the jurisdictions in which the Corporation conducts business; (i) perform such other duties as may be prescribed by the president and the Board; (j) allow any director to inspect the books and records of the Corporation; (k) attend to any correspondence requested; and (l) do such other duties as may be incidental to the office or as may be properly assigned by the Board. The assistant secretary or secretaries will perform the duties of the secretary in the case of the secretary's absence or disability and such other duties as the secretary, president, or the Board may determine.

8.7 Treasurer; Assistant Treasurer. The treasurer will: (a) have custody of all money and securities of the Corporation; (b) keep regular books of account;
(c) disburse the funds of the Corporation in payment of the Corporation's debts as requested by the president and the Board; (d) see that proper vouchers are taken for such disbursements; (e) render to the president and the Board, from time to time, as requested an account of all such transactions and of the financial condition of the Corporation; (f) perform all duties incident to the office or which are properly requested by the president and the Board. The assistant treasurer or treasurers will perform the duties of the treasurer in the event of the treasurer's absence or disability and such other duties as the treasurer, president or the Board may determine.

8.8 Delegation of Duties. In case of the absence or disability of any officer or for any other reason that the Board deems sufficient, the Board may delegate the powers or duties of an officer to any other officer or to any director.

                         ARTICLE 9 - SHARE CERTIFICATES

9.1 Certificates. Each shareholder whose shares have been paid for in full will be entitled to a certificate or certificates evidencing the number of shares standing on the books in the shareholder's name. Each certificate will be numbered, bear the signatures of the president or vice president, and the treasurer or an assistant treasurer or the secretary or an assistant secretary, certify the number of shares represented by the certificate, bear the seal of the Corporation and be issued in numerical order. A record of each certificate issued will be maintained by the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate will have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the person who signed the certificate was such officer, transfer agent or registrar at the date of issue.

9.2 Transfer. The secretary will transfer shares on the books of the Corporation on the surrender of the certificate or certificates representing the transferred shares duly endorsed or



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accompanied by proper evidence of succession, assignment or authority to transfer and evidence of compliance with any agreement restricting transfer by which the shareholder is bound. Surrendered certificates will be canceled and new certificates issued to the shareholder entitled thereto.

9.3 Fixing Record Date. In order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of shareholder's rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a date, which date will not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. In such case, only such shareholders of record on the date so fixed will be entitled to such rights notwithstanding any transfer of shares of the Corporation after such record date, and the Corporation will not be bound to recognize any equitable or other claim or other interest in such shares on the part of any other person, whether or not the Corporation will have express or other notice thereof.

9.4 Registered Shareholders. The Corporation will be entitled to treat the shareholder of record as the absolute owner thereof and will not be bound to recognize any other claim or interest in such shares on the part of any other person whether or not the Corporation has express or other notice thereof, except as required by law.

9.5 Lost Certificates. Any shareholder claiming a share certificate to be lost, stolen or destroyed will make an affidavit of such fact and advertise the same in such manner as the Board may require, and the Board may in its discretion require such shareholder to give the Corporation an indemnity bond in such sum as the Board determines against any claim that might be made on account of the loss of such certificate. A replacement certificate may be issued without advertising and without requiring indemnification when, in the judgment of the Board, it is proper to do so.

9.6 Inspection of Books. Except as required by law, the Board will determine, from time to time, the extent and conditions under which the accounts, books and records of the Corporation will be open to inspection by the shareholders, and the shareholders' right to inspect will be limited accordingly.

9.7 Treasury Shares. Treasury and other shares not at the time issued and outstanding will not be voted at any meeting of the shareholders or counted in calculating any voting majority.

                            ARTICLE 10 - FISCAL YEAR

       The fiscal year of the Corporation will be determined by the Board.



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                      ARTICLE 11 - EXECUTION OF INSTRUMENTS

11.1 Contracts. The Board may authorize any officer, or agent to execute and deliver on behalf of the Corporation any contract or other instrument, and such authority may be general or may be confined to specific instances.

11.2 Checks; Drafts. All checks, drafts, notes, acceptances, other orders for payment or evidence of indebtedness issued by the Corporation will be signed by such officers or agents and in such manner as is determined from time to time by the Board.

11.3 Deposits; Bank Accounts. All funds of the Corporation will be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by an officer of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as the Board deems expedient. Unless otherwise provided by the Board, endorsements for deposit to the credit of the Corporation may be made by hand-stamped legend in the name of the Corporation or by written endorsement of any officer without countersignature.

11.4 Loans. No loans will be contracted on behalf of the Corporation unless authorized by the Board but, when so authorized, unless a particular officer or agent is directed to negotiate the same, may be negotiated up to the amount so authorized by the president, a vice president or the treasurer, and such officers are hereby severally authorized to execute and deliver on behalf of the Corporation notes or other evidences of indebtedness for the amount of such loans and to give security for the payment of any and all indebtedness by hypothecating any part or all of the real or personal property at any time owned by the Corporation as approved by the Board.

11.5 Securities. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of pursuant to authorization by the Board. When so authorized the stock certificates, bonds or other securities may be transferred by the signature of the president.

                             ARTICLE 12 - DIVIDENDS

12.1 Declaration. Dividends on the stock of the Corporation may be declared by the Board at any regular or special meeting and paid out of the Corporation's surplus, as defined in and computed in accordance with the provisions of 18 Okla. Stat. Sections 1035 and 1079 or if there is no such surplus out of the Corporation's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year except as limited by 18 Okla. Stat. Section 1049(A). Dividends may be paid in cash, in property or in shares of the capital stock.

12.2 Reserve Fund. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Board may from time to time, in its discretion, deem proper as a reserve fund to meet contingencies of the Corporation or for such



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


other purposes as the Board deems conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

                              ARTICLE 13 - NOTICES

13.1 Form of Notices. Whenever notice is required, the same will be given in writing, by mail, by depositing the same in the United States mail addressed to the person entitled to notice at the address on file with the Corporation, and such notice will be deemed to be given at the time when it is mailed.

13.2 Waiver of Notice. Any person may waive any notice required to be given under these Bylaws by a written waiver signed by the person entitled to such notice, whether before or after the time stated therein, and such waiver will be deemed equivalent to the actual giving of such notice.

                             ARTICLE 14 - AMENDMENTS

                  These Bylaws may be amended, altered, changed or repealed by the vote of the Board at any regular or special meeting if notice of the proposed amendment is contained in the notice of the meeting.

                          ARTICLE 15 - INDEMNIFICATION

15.1 Third Party Actions. The Corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

15.2 Actions by Corporation. The Corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a director, officer,



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employee or agent of the Corporation, or is or was serving at the request of the
Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification will be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of a duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

15.3 Indemnification for Expenses. To the extent that any present or former director, officer, employee or person who is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, or any agent of the Corporation or any person who is or was serving at the request of the Corporation as an agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 15.1 or 15.2, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

15.4 Authorization of Indemnification. Any indemnification under Sections 15.1 or 15.2, unless ordered by a court, will be made by the Corporation only as authorized in the specific case on a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 15.1 or
15.2. Such determination will be made by the Board by (a) a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable or even if it is obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

15.5 Advance Indemnification. Expenses (including attorney's fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding on receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized by the provisions of this Article 15. Such expenses (including attorney's fees) incurred by other employees and agents may be so paid on such terms and conditions, if any, as the Board deems appropriate.

15.6 Indemnification not Exclusive Right. The indemnification and advancement of expenses provided, or granted pursuant to, this Article 15 will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.



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15.7   Nonexclusive Indemnification. The indemnification and advancement of expenses provided by this Article will not be deemed exclusive of any other rights to which those seeking indemnification might be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such person.

15.8 Insurance. The Corporation will have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

15.9 Constituent Corporation. For the purposes of this Article 15, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise will stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

15.10 Continuation. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 15 will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and will nearer to the benefit of the heirs, executors and administrators of such person.

                      Dated the 16th day of October, 2000.


                                                  By /s/ Jennifer Grigsby
                                                    ---------------------------
                                                    Jennifer Grigsby, Secretary



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